UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   November 10, 2008

Buckeye Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9356 (Commission File Number)	23-2432497 (I.R.S. Employer Identification No.)

Five TEK Park
9999 Hamilton Blvd.
Breinigsville, Pennsylvania		18031
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:   (610) 904-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 7.01               Regulation FD Disclosure.

On November 5, 2008, BGH GP Holdings, LLC made a public filing regarding Buckeye GP Holdings L.P. that included a summary of a draft financial projection model prepared by the management of Buckeye GP LLC, the general partner of Buckeye Partners, L.P. (“Buckeye”). The draft financial projection model was prepared as of October 17, 2008 as part of Buckeye’s internal budgeting process for 2009, a process that is still underway as of the date of this report. The projection model was not prepared for public disclosure and does not comply with published guidelines of the SEC or the American Institute of Certified Public Accountants regarding forecasts or projections. The projection model is based upon forward-looking assumptions, and there can be no assurance that those assumptions are accurate or that the results contemplated by the projection model will be sought or realized. Buckeye’s financial condition and results of operations are subject to certain risks that are detailed under the heading “Risk Factors” in Buckeye’s most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K, which can be found on Buckeye’s web site at www.buckeye.com.  Buckeye does not intend to publicly update any information contained in the projection model.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.

By:	Buckeye GP LLC,
its General Partner

	By:	STEPHEN C. MUTHER
Stephen C. Muther
President

Dated: November 10, 2008